UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2015

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2015, Scott W. Steffey resigned from his positions as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of Career Education Corporation (the “Company”) and all other positions held at the Company and its affiliates.

In connection with the termination of his employment, Mr. Steffey and the Company entered into a Separation and Release Agreement (the “Separation Agreement”) effective as of February 12, 2015. Under the terms of the Separation Agreement, the Company will pay Mr. Steffey $2.5 million in consideration for the cancellation of Mr. Steffey’s outstanding or promised equity and incentive awards, vested and unvested, including but not limited to, stock options, cash-settled stock appreciation rights, cash-settled restricted stock units, restricted stock units and performance units. The $2.5 million payment takes into account Mr. Steffey’s vested equity grants; the acceleration of equity grants due to vest on March 14, 2015; and the 2014 Annual Incentive Plan Bonus, offset by Mr. Steffey’s repayment of the portion of the sign-on award provided under the terms of the Employment Agreement entered into between Mr. Steffey and the Company on April 1, 2013 (the “Employment Agreement”) and Mr. Steffey’s repayment of certain travel and other expenses due the Company. The $2.5 million payment is not expected to have a material impact on the Company’s 2015 financial performance or financial position as the majority of expenses related to the payment had been previously recorded as of December 31, 2014.

The Separation Agreement also provides for the continued effectiveness of certain provisions of the Employment Agreement, including Mr. Steffey’s agreement (a) not to compete with the Company for a period of two years, (b) not to solicit the Company’s employees, students and certain other persons for a period of two years, and (c) not to disclose confidential information relating to the Company. The Separation Agreement also provides for non-disparagement, continued assistance and cooperation between the parties, a general release of claims between the parties, subject to certain exclusions, as well as other customary provisions.

The description of the terms of the Separation Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated by reference into this Report.

On February 11, 2015, the Board appointed Ronald D. McCray, age 57, as Interim President and Chief Executive Officer of the Company. Mr. McCray will lead the Company while a search for a new President and Chief Executive Officer is conducted. Mr. McCray joined the Board in November 2012 and has served as Chairman since June 2014. Mr. McCray continues to serve as Chairman and as a member of the Board. He served as chief administrative officer of Nike, Inc. from August 2007 until May 2009. Prior to August 2007, Mr. McCray worked for Kimberly-Clark Corporation, where he served most recently as senior vice president for law and government affairs from August 2003 until August 2007 and as its chief compliance officer from November 2004 until August 2007. Mr. McCray was an attorney at the law firms of Weil, Gotshal & Manges in New York and Jones Day in Dallas prior to joining Kimberly-Clark in 1987. Mr. McCray is currently a director of publicly-held A.H. Belo, a newspaper publishing and local news and information company, and EveryWare Global, Inc., one of the world’s leading designers and sellers of tabletop and food preparation products for the consumer and food service markets. He is a limited partner of Boston Championship Basketball, LLC – otherwise known as the Boston Celtics – and is a former director of Knight-Ridder, Inc. and Kimberly-Clark de Mexico, S.A. de C.V. Mr. McCray is also a member of the board of trustees of Cornell University, the visiting committee of Harvard Law School and the executive board of the SMU Dedman School of Law, and was nominated by President Obama to be a member of the Federal Retirement Thrift Investment Board and was confirmed by the Senate in 2011. While he serves as Interim President and Chief Executive Officer, Mr. McCray intends to seek a leave of absence from the boards of EveryWare Global, Inc. and the SMU Dedman School of Law. Mr. McCray received a Bachelor of Arts from Cornell University and a law degree from the Harvard Law School.

There is no arrangement or understanding between Mr. McCray and any other person(s) pursuant to which he was selected as Interim President and Chief Executive Officer. Mr. McCray does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Other than his employment relationship and his service as a director, Mr. McCray does not have a direct or indirect material interest in any transaction in which the Company is a participant.

As of the date of this report, no new compensatory arrangements have been entered into with Mr. McCray in connection with his appointment as Interim President and Chief Executive Officer. Once determined, the material terms of such arrangements will be disclosed in a subsequent filing.

On February 11, 2015, the Board reduced its size from nine members to eight.

Item 7.01. Regulation FD Disclosure.

On February 12, 2015, the Company issued a press release announcing the management and other changes described in Items 5.02 and 8.01 of this Form 8-K. A copy of the release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

On February 11, 2015, the Company appointed Thomas B. Lally, a member of the Board, to serve as Lead Director of the Board, effective immediately. As of the date of this report, no new compensatory arrangements have been entered into with Mr. Lally in connection with his appointment as Lead Director. Once determined, the material terms of such arrangements will be disclosed in a subsequent filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Separation and Release Agreement between the Company and Scott Steffey dated February 12, 2015.

99.1	Press release of the Company dated February 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Dated: February 12, 2015

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Separation and Release Agreement between the Company and Scott Steffey dated February 12, 2015.

99.1	Press release of the Company dated February 12, 2015.